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SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12
TUCOWS INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials:
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

        April 29, 2003

Dear Fellow Shareholder:

        You are cordially invited to attend the 2003 annual meeting of Tucows Inc. to be held at Le Royal Meridien King Edward Hotel, 37 King Street East, Toronto, Ontario, Canada, on Tuesday, June 3, 2003, at 4:30 p.m. (local time).

        We will begin the annual meeting with a report on our operations, progress and plans and then will discuss and vote on the matters described in the accompanying notice of annual meeting and proxy statement. You will also have an opportunity to ask questions.

        Please read the accompanying notice of annual meeting and proxy statement carefully. It is important that your shares be represented at the meeting, whether or not you attend the meeting and regardless of the number of shares you own. Whether or not you plan to attend, you can ensure that your shares are represented and voted at the annual meeting by promptly completing, signing, dating and returning the enclosed proxy card in the envelope provided. If you decide to attend the annual meeting and wish to change your proxy vote, you may do so by voting in person at the meeting.

        We look forward to seeing you on June 3, 2003.

Sincerely,

Elliot Noss President and Chief Executive Officer

TUCOWS INC.
96 Mowat Avenue
Toronto, Ontario M6K 3M1
Canada

Notice of Annual Meeting of Shareholders—June 3, 2003

        The 2003 annual meeting of shareholders of Tucows Inc. will be held at 4:30 p.m. (local time) on June 3, 2003 at Le Royal Meridien King Edward Hotel, 37 King Street East, Toronto, Ontario, Canada, to:

  1.
  Elect six directors;

  2.
  Approve the proposed amendment to our amended and restated 1996 equity compensation plan to increase the number of shares of common stock reserved for issuance under the plan;

  3.
  Ratify the appointment of KPMG LLP as our independent public accountants to audit our financial statements for the year ending December 31, 2003; and

  4.
  Transact such other business as may properly come before the meeting and any and all adjournments and postponements thereof.

        The record date for determining shareholders entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement of the annual meeting was April 28, 2003. Our board of directors is soliciting the enclosed proxy. Please carefully read the accompanying proxy statement for more information regarding the business to be transacted at the annual meeting. You will also find enclosed our 2002 annual report on Form 10-K.

        We will make available at the annual meeting a complete list of the shareholders entitled to vote at the annual meeting, and you may examine the list for any purpose related to the annual meeting.

        Regardless of whether you plan to attend the annual meeting, please complete, sign, date and return the enclosed proxy card promptly. You are cordially invited to attend the annual meeting in person. Returning the enclosed proxy card will not affect your right to revoke your proxy or to vote in person if you do attend the annual meeting.

Brenda Lazare General Counsel and Secretary
Toronto, Ontario April 29, 2003

YOUR VOTE IS IMPORTANT

        You are urged to date, sign and promptly return your proxy so that your shares may be voted as you wish and so that a quorum will be present at the annual meeting. We have enclosed for your convenience a return envelope. You are cordially invited to attend the meeting in person. Giving your proxy does not affect your right to vote in person if you attend the meeting. You may withdraw your proxy at any time before it is voted.

TUCOWS INC.
96 Mowat Avenue
Toronto, Ontario M6K 3M1
Canada

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
June 3, 2003

        We are sending this proxy statement to shareholders of Tucows Inc., a Pennsylvania corporation, in connection with our board of directors' solicitation of proxies for use at our annual meeting of shareholders on June 3, 2003. We invite you to attend in person. We have also enclosed our 2002 annual report on Form 10-K (which does not form a part of the proxy solicitation material).

        Before August 28, 2001, we were known as Infonautics, Inc. On August 28, 2001, we completed a merger with a Delaware corporation, which we refer to as Tucows Delaware. We refer to such merger as the Merger in this proxy statement. Upon completion of the Merger, we changed our name to Tucows Inc.

VOTING INFORMATION

Record date.

        The record date for the annual meeting was April 28, 2003. You may vote all shares of our common stock that you owned as of the close of business on that date. On April 28, 2003, we had 64,626,429 shares of common stock outstanding. Each share of common stock is entitled to one vote on each matter to be voted at the annual meeting. We will begin mailing this proxy statement and the proxy card on or about May 2, 2003, to shareholders of record as of the close of business on the record date.

How to vote.

        By mail.    If you hold your shares through a securities broker (that is, in street name), please complete and mail the voting instruction card forwarded to you by your broker. If you hold your shares in your name as a holder of record, you can vote your shares by proxy by completing, signing and dating the proxy card and returning it in the enclosed postage—paid envelope. A properly completed and returned proxy card will be voted as you instruct, unless you subsequently revoke your instructions.

        By Internet.    You may vote your shares via the Internet by following the instructions included with your proxy card. If you vote your shares via the Internet, you may incur costs such as telephone and Internet access charges.

        At the annual meeting.    Submitting your proxy by mail or via the Internet does not limit your right to vote in person at the annual meeting if you later decide to do so. If you hold your shares in street name and want to vote in person at the annual meeting, you must obtain a proxy from your broker and bring it to the annual meeting.

Revoking your proxy.

        You can revoke your proxy at any time before your shares are voted at the annual meeting by:

  •
  sending a written notice of revocation to our secretary at our principal executive office (96 Mowat Avenue, Toronto, Ontario M6K 3M1, Canada);

  •
  submitting a properly executed proxy showing a later date with our secretary at our principal executive office; or

  •
  attending the annual meeting and voting in person. Merely attending the annual meeting will not revoke your proxy.

Returning your proxy without indicating your vote.

        If you return a signed proxy card without indicating your vote and do not revoke your proxy, your shares will be voted according to the board of directors' recommendations.

Withholding your vote or voting to "abstain."

        In the election of directors, you can withhold your vote for any of the nominees. Withheld votes will be excluded entirely from the vote and will have no effect on the outcome. On the other proposals, you can vote to "abstain." If you vote to "abstain," your shares will be excluded entirely from the vote and will have no effect on the outcome.

Street name shares.

        If your shares are held in street name through a broker or other nominee, you have the right to direct your broker on how to vote your shares. If you do not direct your broker or nominee to vote your shares and if your broker or nominee does not have discretionary authority to vote your shares or has discretionary authority to vote your shares but fails to exercise that authority, your shares will have no effect on the outcome of any matter voted on at the annual meeting.

Votes required to hold the annual meeting.

        We need a majority of shares of common stock outstanding on April 28, 2003, present, in person or by proxy, to have a quorum to be able to hold the annual meeting. Accordingly, the presence of 32,313,215 shares will constitute a quorum. Shares represented by a properly signed and returned proxy are considered present at the annual meeting for purposes of determining a quorum, regardless of whether the holder of such shares or proxy withholds his, her or its vote or abstains.

Votes required to elect directors.

        A plurality of the votes cast is required for the election of directors. Accordingly, the six nominees for election as directors who receive the highest number of votes actually cast will be elected.

Votes required to approve other items.

        The affirmative vote of a majority of the votes cast by all holders of shares of common stock represented at the annual meeting and entitled to vote is required for approval of each of the other items.

Postponement or adjournment of annual meeting.

        If the annual meeting is postponed or adjourned, your proxy will still be valid and may be voted at the rescheduled meeting. You will still be able to revoke your proxy until it is voted.

BENEFICIAL OWNERSHIP OF COMMON STOCK

Stock ownership of management.

        We encourage stock ownership by our directors, officers and employees to align their interests with your interests as shareholders. Under the rules of the Securities and Exchange Commission, which we refer to in this proxy statement as the SEC, a person who directly or indirectly has or shares voting power and/or investment power with respect to a security is considered a beneficial owner of the security. Voting power includes the power to vote or direct the voting of shares, and investment power includes the power to dispose of or direct the disposition of shares. Shares as to which voting power and/or investment power may be acquired within 60 days are also considered beneficially owned under the SEC's rules.

        The following table sets forth the beneficial ownership of our common stock, as of April 1, 2003, by each of our executive officers named in the summary compensation table on page 13 and each of our directors, as well as by all of our directors and executive officers as a group. The information on beneficial ownership in the table and related footnotes is based upon data furnished to us by, or on behalf of, the persons referred to in the table. Unless otherwise indicated in the footnotes to the table, each person named has sole voting power and sole investment power with respect to the shares included in the table.

	Beneficial Ownership of Common Stock
Name	Common Stock Beneficially Owned Excluding Options		Stock Options Exercisable within 60 Days April 1, of 2003	Total Common Stock Beneficially Owned	Percent of Class
Elliot Noss	298,197	(1)	—	298,197	*
Michael Cooperman	90,715	(2)	—	90,715	*
Graham Morris	37,704	(3)	286,329	324,033	*
Supriyo Sen			—	—	*
Scott Swedorski	207,829	(4)	—	207,829	*
Stanley Stern	138,850	(5)	169,195	308,045	*
Erez Gissin	—		20,000	20,000	*
Alan Lipton	—		20,000	20,000	*
Lloyd Morrisett	50,000	(6)	47,500	97,500	*
Robert F. Young	226,821	(7)	101,254	,328,075	*
All directors and executive officers as a group (10 persons)	1,050,116		644,278	1,694,394	2.6%

*
Less than 1%.

(1)
Includes an aggregate of 86,869 shares of common stock owned by two separate family trusts of which Mr. Noss is the trustee. Shortly before completion of the Merger, each Tucows Delaware stockholder, including Mr. Noss, entered into an escrow agreement with two Tucows Delaware stockholders, Yossi Vardi and Redel Inc., which required each Tucows Delaware stockholder to deposit, at the effective time of the Merger, a pro rata portion of the number of shares of our common stock that would be issued if, rather than agreeing to cancellation of certain options, Mr. Vardi and Redel Inc. had exercised those options to purchase shares of common stock of Tucows Delaware before the Merger. We refer to that escrow agreement as the Vardi/Redel escrow agreement in this proxy statement. Of the 211,328 shares of common stock owned directly by Mr. Noss, 24,670 shares are being held in escrow under the terms of the Vardi/Redel escrow agreement.

(2)
Of the 90,715 shares of our common stock owned directly by Mr. Cooperman, 8,192 shares are currently being held in escrow under the terms of the Vardi/Redel escrow agreement.

(3)
Of the 37,704 shares of our common stock owned directly by Mr. Morris, 3,405 shares are currently being held in escrow under the terms of the Vardi/Redel escrow agreement.

(4)
Of the 207,829 shares of our common stock owned directly by Mr. Swedorski, 18,767 shares are currently being held in escrow under the terms of the Vardi/Redel escrow agreement.

(5)
Of the 138,850 shares of our common stock owned directly by Mr. Stern, 1,702 shares are currently being held in escrow under the terms of the Vardi/Redel escrow agreement.

(6)
These shares of common stock are owned jointly by Dr. Morrisett and his wife.

(7)
Of the 226,821 shares of our common stock owned directly by Mr. Young, 17,024 shares are currently being held in escrow under the terms of the Vardi/Redel escrow agreement.

Principal shareholders.

        The following table sets forth information with respect to each shareholder known to us to be the beneficial owner of more than 5% of our outstanding common stock as of April 1, 2003.

	Beneficial Ownership of Common Stock
Name and Address of Beneficial Owner	Number of Shares		Percent of Class(1)
STI Ventures N.V. Hullenbergweg 379 New Line 1101 CR, Amsterdam Zuid-Oost, The Netherlands	17,545,836	(2)	27.1%
Parman Holding Corp. c/o ONYX Financial Advisors SA 25, Voie Des Traz Chambre 1101 Port Franc, Batiment Aerogare Fret 1211 Geneva 5, Switzerland	6,996,916	(3)	10.8%
Eurocom Communications Ltd. 2 Dov Freidman Street. Ramot-Gan, Israel	5,597,112	(4)	8.7%
Hapoalim Nechasim (Menayot) Ltd. 50 Rothschild Boulevard Tel Aviv, Israel	3,306,679	(5)	5.1%

(1)
Based on 64,626,429 shares outstanding as of April 1, 2003.

(2)
As disclosed on Schedule 13D filed with the SEC on September 7, 2001. Of the 17,545,836 shares of common stock, 1,584,433 are being held in escrow under the terms of the Vardi/Redel escrow agreement, and STI Ventures N.V. may only dispose or direct the disposition of such shares under the terms of the Vardi/Redel escrow agreement.

(3)
As disclosed on Schedule 13G filed with the SEC on February 14, 2002. Of the 6,996,916 shares of common stock, 631,839 are being held in escrow under the terms of the Vardi/Redel escrow agreement, and Parman Holding Corp. may only dispose or direct the disposition of such shares under the terms of the Vardi/Redel escrow agreement.

(4)
As disclosed on Schedule 13G filed with the SEC on February 14, 2002. Of the 5,597,112 shares of common stock, 505,433 are being held in escrow under the terms of the Vardi/Redel escrow agreement, and Eurocom Communications Ltd. may only dispose or direct the disposition of such shares under the terms of the Vardi/Redel escrow agreement.

(5)
As disclosed on Schedule 13G filed with the SEC on February 13, 2003. Of the 3,306,679 shares of common stock, 505,433 are being held in escrow under the terms of the Vardi/Redel escrow agreement, and Hapoalim Nechasim (Menayot) Ltd. may only dispose or direct the disposition of such shares under the terms of the Vardi/Redel escrow agreement.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

        The current term of office of all of our directors expires at the 2003 annual meeting. The board of directors proposes that the following nominees, all of whom are currently serving as directors, be re-elected for a new term of one year and until their successors are duly selected and qualified. Each of the nominees has consented to serve if elected. If any of them becomes unavailable to serve as a director, the board of directors may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the board of directors. Unless you withhold authority to vote for these persons, your proxy will be voted FOR the election of the six nominees.

  The directors standing for election are:

Stanley Stern	Chairman of the board of directors since August 2001

        Mr. Stern, age 46, has been a managing director and head of investment banking with C.E. Unterberg, Towbin, an investment banking firm, since February 2002. From January 2000 to February 2002, Mr. Stern served as managing director of STI Ventures Advisory USA Inc. and as a member of the board of directors and the investment committee of STI Ventures, a venture capital company focusing on the high technology market. From 1990 until he joined STI Ventures, Mr. Stern served as a managing director of CIBC Oppenheimer, a financial services company.

Erez Gissin	Director since August 2001

        Mr. Gissin, age 44, has been the chief executive officer of IP Planet Network Ltd., an Israeli satellite communication operator providing Internet backbone connectivity and solutions to ISPs since July 2000. Before that, from July 1995 to July 2000, Mr. Gissin was vice president, business development of Eurocom Communications Ltd., a holding company that owns stock in several telecommunications services, equipment and Internet companies in Israel and elsewhere. Mr. Gissin is also a director of Partner Communications Ltd.

Alan Lipton	Director since August 2001

        Mr. Lipton, age 52, has served as president and chief executive officer of Diamond.com, a leading source for certified diamonds, fine jewelry and brand-name watches on the Internet, since November 1999. Before that, from 1995 until November 1999, Mr. Lipton operated the Lipton Foundation, a private foundation that contributes to various charitable organizations.

Lloyd Morrisett	Director since February 1994

        Dr. Morrisett, age 73, served as a director of Infonautics beginning in February 1994 and served as chairman of the board of directors of Infonautics beginning in March 1998 until the Merger in August 2001. He is the co-founder of the Children's Television Workshop—now Sesame Workshop—and served from 1969 to 1998 as president of The Markle Foundation, a charitable organization.

Elliot Noss	Director since August 2001

        Mr. Noss, age 40, is our president and chief executive officer and has served in such capacity since the completion of the Merger with Tucows Delaware in August 2001. From May 1999 until completion of the Merger in August 2001, Mr. Noss served as president and chief executive officer of Tucows Delaware. Before that, from April 1997 to May 1999, Mr. Noss served as vice president of corporate services of Tucows Interactive Ltd., which was acquired by Tucows Delaware in May 1999.

Robert F. Young	Director since August 2001

        Mr. Young, age 49, is a member of the board of directors of Red Hat, Inc., a leader in the development, deployment and management of Linux and open source solutions for Internet infrastructures. In January 2002, he founded Lulu Inc., an online knowledge collaboration initiative, where he serves as chairman and chief executive officer. Mr. Young co-founded Red Hat, Inc. in 1994 and served as its chief executive officer until November 1999. He served as chairman of the board of directors of Red Hat from November 1999 until March 2002.

The Board of Directors unanimously recommends a vote FOR the nominees listed above.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

Meetings.

        Our board of directors met five times during the 2002 fiscal year. Our board of directors also took action by unanimous written consent on seven occasions during the 2002 fiscal year. With the exception of Mr. Alan Lipton, each incumbent director attended at least 75% of the total number of meetings of the board of directors and the committees on which he served during the 2002 fiscal year.

Committees.

        Our board of directors has two principal committees, an audit committee and a compensation committee.

        The audit committee, whose members are Messrs. Stern and Young and Dr. Morrisett, held four meetings during the 2002 fiscal year. The audit committee assists the board of directors in its general oversight of our financial reporting, internal controls and audit functions. The audit committee, among other things, reviews the scope of our audit and the engagement of our independent auditors and their audit reports and meets with the financial staff to review accounting procedures and reports. For further information, please see the Audit Committee Report on page 7.

        The compensation committee, whose members are Messrs. Stern and Young and Dr. Morrisett, held four meetings during the 2002 fiscal year. This committee evaluates our compensation policies and provides a general review of our compensation plans to ensure that they meet corporate objectives. The responsibilities of the compensation committee also include administering our stock incentive plan. For further information, please see the compensation committee report on executive compensation on page 9.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        None of the members of our compensation committee or audit committee has ever been an officer or employee of Tucows or its subsidiaries. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers on our board of directors or compensation committee.

DIRECTOR COMPENSATION

        Directors who are employees receive no additional or special compensation for serving as directors. Under the terms of our amended and restated 1996 equity compensation plan, we make formula grants of nonqualified stock options to our non-employee directors and members of committees of our board of directors as described below. All options granted under the formula grants are immediately exercisable, have an exercise price equal to the fair market value on the date of grant and have a five-year term.

  •
  on the date each non-employee director becomes a director, he or she is granted options to purchase 15,000 shares of our common stock;

  •
  on the date each director becomes a member of a committee of our board of directors, he or she is granted options to purchase 10,000 shares of our common stock with respect to each committee on which he or she sits;

  •
  on each date on which we hold our annual meeting of shareholders, each non-employee director in office immediately before and after the annual election of directors will receive an automatic grant of options to purchase 5,000 shares of our common stock; and

  •
  on each date on which we hold our annual meeting of shareholders, each member of a committee of our board of directors in office immediately before and after the annual election of directors will receive an automatic grant of options to purchase 5,000 shares of our common stock.

        Directors who serve as members of a committee of our board of directors receive an annual fee of $6,000 with respect to each committee on which they sit. We also reimburse our directors for their reasonable out-of-pocket expenses incurred in attending meetings of our board of directors or its committees.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        Since January 1, 2002, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we or any of our subsidiaries was or is to be a party in which the amount involved exceeded or will exceed $60,000 and in which any director, executive officer or holder of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

AUDIT COMMITTEE REPORT

        The audit committee operates pursuant to a formal written charter that was approved and adopted by the board of directors. In accordance with that charter, all of the members of the audit committee are independent directors, as defined in the Marketplace Rules of The Nasdaq Stock Market. The audit committee considered the adequacy of the written charter during the 2002 fiscal year and determined that no changes were necessary at that time.

        The audit committee reviews Tucows' financial reporting process on behalf of the board of directors. In fulfilling its responsibilities, the committee has reviewed and discussed the audited consolidated financial statements to be contained in Tucows' annual report on Form 10-K for the fiscal year ended December 31, 2002, with Tucows' management and also with KPMG LLP, Tucows' independent accountants and auditors. Management is responsible for the financial statements and the reporting process, including the system of internal controls, and has represented to the audit committee that such financial statements were prepared in accordance with generally accepted accounting principles. The independent accountants are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

        The audit committee has also discussed with KPMG LLP the matters that are required to be discussed by Statement on Auditing Standards No. 61, as amended. Furthermore, the audit committee has received the written disclosures and the letter from KPMG LLP that are required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the audit committee has discussed with KPMG LLP that firm's independence from Tucows and its management.

Audit Committee Members Stanley Stern, Chair Lloyd Morrisett Robert F. Young

DISCLOSURE OF AUDITOR FEES

Audit fees.

        As explained below under Proposal 3—Ratification of appointment of independent auditors—since August 2001, KPMG LLP has served as our independent auditors.

        The aggregate audit fees for professional services rendered by KPMG LLP in connection with their audit of our annual financial statements for the 2002 fiscal year and their review of those financial statements included in our quarterly reports on Form 10-Q for the 2002 fiscal year totaled approximately $89,389.

Financial information systems design and implementation fees.

        We did not engage KPMG LLP to provide professional services to us regarding financial information systems design and implementation during the 2002 fiscal year.

All other fees.

        The aggregate fees for all other services rendered by KPMG LLP to us during the 2002 fiscal year were approximately $63,400 and can be sub-categorized as follows:

          Tax advisory fees.    Fees for consultation regarding tax planning and compliance were approximately $47,900.

          Attestation fees.    Fees for attestation services for matters such as comfort letters and consents related to SEC registration statements and consultation on accounting standards or transactions were approximately $16,500.

        After considering the provision of services encompassed within the above disclosures about fees (under the captions "Financial information systems design and implementation fees" and "all other fees"), the audit committee has determined that the provision of such services was and is compatible with maintaining KPMG LLP's independence.

        Based on the reviews and discussions referred to above, the audit committee has recommended to Tucows' board of directors that Tucows' audited consolidated financial statements be included in Tucows' annual report on Form 10-K for the fiscal year ended December 31, 2002, to be filed with the SEC.

EXECUTIVE COMPENSATION

Compensation committee report on executive compensation.

        To ensure that our compensation policies are administered in an objective manner, our compensation committee is comprised entirely of independent directors. Further, our compensation committee members have no "interlocking" relationships as defined by the SEC. The compensation committee furnished the following report on executive compensation.

        Compensation governance.    This report describes our executive compensation program and the basis on which we made the 2002 fiscal year compensation determinations for our executive officers, including our chief executive officer and certain of the executive officers named in the summary compensation table on page 13, which are referred to in this proxy statement as the named executive officers. We establish all components of executive pay and recommend or report our decisions to the board of directors for approval.

        Our duties include recommending to the board of directors the base salary levels for all executive officers as well as the design of awards in connection with all other elements of the executive pay program. We also evaluate executive performance and address other matters related to executive compensation.

        Compensation policy and overall objectives.    In developing recommendations regarding the amount and composition of executive compensation, our goal is to provide a compensation package that will enable Tucows to attract and retain talented executives. In addition, our objectives include rewarding outstanding performance and linking the interests of our executives to the interests of our shareholders. In determining actual compensation levels, we consider all elements of the program in total rather than any one element in isolation.

        We have considered the provisions of Section 162(m) of the Internal Revenue Code, enacted in 1993, which generally limits the annual tax deductibility of compensation paid to each of the named executive officers to $1.0 million. To the extent possible, we intend to preserve the federal income tax deductibility with respect to compensation paid to each of the named executive officers.

        The key elements of our executive compensation are base salary, annual bonuses and long-term incentives. Each of these is addressed separately below.

        Base salaries.    Each of our named executive officers joined us upon completion of the Merger in August 2001. As discussed below under "Employment and change in control arrangements," with the exception of Mr. Swedorski, each of our named executive officers recently entered into a new employment agreement with us. We entered into these new employment agreements primarily to provide these key executives with certain benefits in the event of a change in control in order to assure us of their continued employment and dedication to duty, notwithstanding the possibility, threat or occurrence of a change in control. These employment agreements set forth the initial base salaries of these named executive officers. In each instance, however, we have the discretion to increase annual salaries.

        We intend to regularly review the base salary of each executive officer, including the named executive officers. The base salary ranges of our executives are targeted to be in the range of the median base pay ranges of similarly positioned executives in the group of comparable companies selected for compensation comparison purposes.

        We initially determine base salaries for executives by evaluating executives' levels of responsibility, prior experience, breadth of knowledge, internal equity issues and external pay practices. Increases to base salaries will be driven primarily by performance. We evaluate an executive's performance based upon his or her sustained level of contribution to Tucows.

        Annual bonuses.    Annual bonus opportunities allow us to communicate specific goals that are of primary importance during the coming year and motivate executives to achieve these goals. The bonus program is a discretionary program for certain of Tucows' employees. Each bonus award depends on the terms of each executive's employment agreement, if any, and the extent to which business and/or individual performance objectives are met.

        Long-term incentives.    Stock options are granted to our executives at our discretion to enhance the link between shareholder value creation and executive pay. Stock options are granted at an option price not less than the fair market value of our common stock on the date of grant. Stock options have value only if our stock price appreciates following the date the options are granted. Further, stock options reflected in the summary compensation table on page 13 are subject to a 48-month vesting period. This approach focuses executives on the creation of shareholder value over the long term and encourages equity ownership in Tucows.

        Option Exchange Programs.    During the 2001 fiscal year, our board of directors approved a program to give our employees a choice to cancel stock options granted to them which had an exercise price of $2.21 per share or more, in exchange for an equal number of new options in the future. Members of our board of directors who were not employees as of the date of the offer, November 28, 2001, were not eligible for the option exchange program. All other executives and employees as of the date of the offer who had received stock options which had an exercise price of $2.21 per share or more were eligible for the option exchange program. On December 28, 2001, we accepted for cancellation and exchange options to purchase 757,172 shares of common stock, which represented approximately 65% of the options eligible for exchange. We granted new options to the employees who participated in the option exchange program on July 1, 2002. The exercise price of the new options is $0.49 per share, the closing market price on July 1, 2002.

        In January 2003, our board of directors approved a program to give our employees a choice to cancel stock options granted to them which have an exercise price of $0.91 per share or more, in exchange for an equal number of new options in the future. The new options will be granted promptly after August 7, 2003, but no later than August 13, 2003, and the exercise price will be the market price on that date. Members of our board of directors who were not employees as of the date of the offer, January 7, 2003, were not eligible for the option exchange program. All other executives and employees as of the date of the offer who had received stock options which have an exercise price of $0.91 per share or more were eligible for the option exchange program. On February 5, 2003, we accepted for cancellation and exchange options to purchase 5,103,391 shares of common stock, which represented approximately 99% of the options eligible for exchange.

        Our board of directors approved the option exchange programs because the exercise price of a substantial number of Tucows' outstanding options was significantly higher than the market price of Tucows' common stock, and the board of directors determined that existing options no longer had sufficient value to motivate and retain employees. Therefore, the board of directors believed that it was in Tucows' best interests to enhance and preserve employee morale by offering the option exchange programs.

        Chief executive officer compensation.    Mr. Noss' base salary for the 2002 fiscal year was $95,481. Mr. Noss also received a bonus of $154,872 and was granted options to purchase 60,000 shares of Tucows' common stock during the 2002 fiscal year. Mr. Noss' bonus reflected our recognition of the key role which he played with Tucows since the Merger, particularly in connection with the sale of non-core business groups and the implementation of cost reduction initiatives. We believe that Tucows' strong operational and financial performance for the 2002 fiscal year was attributable to Mr. Noss' leadership and skill under challenging economic conditions. Mr. Noss' new employment agreement provides for an initial base salary of Cdn$200,000 per year, subject to periodic increases by our board of directors at its discretion.

        Other named executive officer compensation.    We used the procedures described above in setting the annual salary, bonus and stock options for our named executive officers and other officers for the 2002 fiscal year. During the 2002 fiscal year, Tucows granted bonuses of $116,129 and options to purchase 50,000 shares of Tucows' common stock to each of Messrs. Cooperman, Morris and Sen and a bonus of $12,500 and options to purchase 15,000 shares of Tucows common stock to Mr. Swedorski. We believe that the leadership of the named executive officers was critical to Tucows' financial and operational success in the 2002 fiscal year. Moreover, we believe that the combination of salary, bonus and option grants made to the named executive officers for the 2002 fiscal year were reasonable in view of their duties and responsibilities and their anticipated contributions to Tucows.

        Conclusion.    We believe that attracting and retaining management and employees of high caliber is essential to maintaining a high-performing organization that creates long-term value for its shareholders. We also believe offering a competitive, performance-based compensation program with a large equity component helps to achieve this objective by aligning the interests of officers and other key employees with those of shareholders. We believe that Tucows' 2002 fiscal year compensation program met these objectives.

Compensation Committee Members Stanley Stern, Chair Lloyd Morrisett Robert F. Young

Employment and change-in-control arrangements.

        Effective January 2003, we entered into new employment agreements with Messrs. Noss, Cooperman, Morris and Sen, Mr. Noss' new employment agreement provides for an annual base salary of Cdn$200,000 and the other executives' new employment agreements provide for annual base salaries of Cdn$187,500. Under the employment agreements, each of the executive officers are also eligible to receive an annual bonus payable at our board of directors' sole discretion. Each of the new employment agreements provides for an annual review of the executives' compensation by the compensation committee of our board of directors. Each of these agreements is for an indefinite term.

        All of the employment agreements are subject to early termination by us due to:

  •
  the death or disability of the executive;

  •
  for "cause;" or

  •
  without "cause."

        If we terminate Mr. Noss without "cause," he is entitled to receive 12 months of compensation plus one month of compensation for each year of service, to a maximum of 18 months of compensation. If we terminate any of the other executives without "cause" they are entitled to receive six months of compensation plus one month of compensation for each year of service. For purposes of the employment agreements, "cause" is defined to mean the executive's conviction (or plea of guilty or nolo contendere) for committing an act of fraud, embezzlement, theft or other act constituting a felony or willful failure or an executive's refusal to perform the duties and responsibilities of his position, which failure or refusal is not cured within 30 days of receiving a written notice thereof from our board of directors.

        Under the employment agreements, each executive is also entitled to the change in control benefits described in the following paragraph if:

  •
  the executive resigns with or without "good reason" within the 30-day period immediately following the date that is six months after the effective date of the "change in control;" or

  •
  within 18 months after a "change in control" an executive's employment terminates either:

  •
  without "cause;" or

  •
  by resignation for "good reason."

        If an executive's employment terminates following a change in control under the circumstances described in the preceding paragraph, the executive is entitled to receive a lump sum payment based upon the fair market value of Tucows on the effective date of the "change in control" as determined by our board of directors in the exercise of good faith and reasonable judgment taking into account, among other things, the nature of the "change in control" and the amount and type of consideration, if any, paid in connection with the "change in control." Depending on the fair market value of Tucows, the lump sum payments range from U.S.$375,000 to U.S.$2 million, in the case of Mr. Noss, and from U.S.$187,500 to U.S.$1 million, in the case of Messrs. Cooperman, Morris and Sen. In addition to the lump sum payments, all stock options held by the executive officers shall be immediately and fully vested and exercisable as of the date of termination.

        A "change in control" is generally defined as:

  •
  the acquisition of 50% or more of our common stock;

  •
  a change in the majority of our board of directors unless approved by the incumbent directors (other than as a result of a contested election); and

  •
  certain reorganizations, mergers, consolidations, liquidations, or dissolutions, unless certain requirements are met regarding continuing ownership of our outstanding common stock.

        "Good reason" is defined to include the occurrence of one or more of the following:

  •
  the executive's position, management responsibilities or working conditions are diminished from those in effect immediately prior to the change in control, or he is assigned duties inconsistent with his position;

  •
  the executive is required to be based at a location in excess of 30 miles from his principal job location or office immediately prior to the change in control;

  •
  the executive's base compensation is reduced, or the executive's compensation and benefits taken as a whole are materially reduced, from those in effect immediately prior to the change in control; or

  •
  we fail to obtain a satisfactory agreement from any successor to assume and agree to perform our obligations to the executive under his employment agreement.

Summary compensation table.

        The following table contains information about the annual compensation for our chief executive officer, Elliot Noss, during the 2002 fiscal year and our other most highly compensated executive officers, other than our chief executive officer, earning $100,000 or more. The individuals listed in the following table are referred to as the named executive officers in this proxy statement. All dollar amounts below are shown in U.S. dollars. If necessary, amounts that were paid in Canadian dollars were converted into U.S. dollars based upon the exchange rate of 1.571 Canadian dollars for each U.S. dollar, which represents the average Bank of Canada exchange rate for the 2002 fiscal year.

Long-Term Compensation Awards
		Annual Compensation				Number of Securities Underlying Options
Name and Principal Position	Fiscal Year							All Other Compensation(1)
		Salary		Bonus
Elliot Noss President and Chief Executive Officer	2002 2001	$ $	95,481 96,874	$ $	154,872 2,691	60,000 214,575		$ $	5,729 969	(2) (2)
Michael Cooperman Chief Financial Officer	2002 2001	$ $	95,481 96,874	$ $	116,130 1,865	50,000 —		$ $	4,392 4,456	(2) (2)
Graham Morris Chief Operating Officer	2002 2001	$ $	95,481 96,874	$ $	116,130 17,491	479,150 —	(3)	$ $	3,819 3,875	(2) (2)
Supriyo Sen Chief Technology Officer	2002 2001	$ $	119,351 110,084	$ $	116,130 64,127	50,000 400,540
Scott Swedorski Editor-in-Chief	2002 2001	$ $	108,000 105,000	$ $	12,500 5,000	15,000			$11,795	(5)

(1)
We provide the named executive officers with certain group life, health, medical and other non-cash benefits generally available to all salaried employees and not included in this column pursuant to SEC rules.

(2)
Represents automobile allowances.

(3)
Includes 429,150 replacement options granted on July 1, 2002.

(4)
Includes $50,000 signing bonus.

(5)
Medical and Life Insurance Benefits

Option grants in last fiscal year.

        The following table describes stock options granted to the named executive officers during the 2002 fiscal year.

	Number of Securities Underlying Options Granted (#)	Percentage of Total Options Granted to Employees in 2002(1)			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
			Exercise or Base Price ($/Sh)(2)
Name				Expiration Date
					5%	10%
Elliot Noss	60,000	4.3%	$0.44	07/01/12	$16,603	$42,075
Michael Cooperman	50,000	3.6%	$0.44	07/01/12	$13,860	$34,980
Graham Morris	429,150	31.1%	$0.49	09/05/10	$132,246	$335,138
	50,000	3.6%	$0.44	07/01/12	$13,836	$35,062
Supriyo Sen	50,000	3.6%	$0.44	07/01/12	$13,836	$35,062
Scott Swedorski	15,000	1.1%	$0.44	07/01/12	$4,151	$10,519

(1)
Based on 1,380,363 options granted to all employees during the 2002 fiscal year, including 688,863 replacement options granted on July 1, 2002 (see 10-year option repricings note).

(2)
Under our equity compensation plan, all options granted have an exercise price equal to the fair market value of our common stock at the date of grant.

(3)
The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the SEC. Our actual stock price appreciation over the option term will likely differ from these assumed annual rates. Unless the market price of our common stock appreciates over the option term, no value will be realized from the option grants made to the named executive officers.

Aggregated option exercises in last fiscal year and fiscal year-end option values.

        None of the named executive officers exercised options in the 2002 fiscal year. The following table sets forth as to the named executive officers' information with respect to the total number of shares underlying unexercised options held at the end of the 2002 fiscal year. Because the closing price per share of our common stock on December 31, 2002, was less than the exercise prices of the unexercised options, there were no in-the-money unexercised options held at the end of the 2002 fiscal year.

	Number of Securities Underlying Unexercised Options at Year End (#)
Name
	Exercisable	Unexercisable
Elliot Noss(1)	1,555,495	392,765
Michael Cooperman(1)	496,151	197,574
Graham Morris	241,697	237,453
Supriyo Sen(1)	183,567	266,973
Scott Swedorski(1)	1,249,308	160,430

(1)
In January 2003, our board of directors approved a program to give our employees a choice to cancel stock options granted to them which have an exercise price of $0.91 per share or more, in exchange for an equal number of new options in the future. Messrs. Noss, Cooperman, Sen and

  Swedorski elected to cancel their stock options under this program, and we accepted their elections in February 2003. Mr. Noss elected to have cancelled 1,888,260 options, Mr. Cooperman elected to have cancelled 643,725 options, Mr. Sen elected to have cancelled 400,540 options and Mr. Swedorski elected to have cancelled 1,394,738 options.

10-year option repricings.

        During the 2001 fiscal year, our board of directors approved a program to give our employees a choice to cancel stock options granted to them which had an exercise price of $2.21 per share or more, in exchange for an equal number of new options in the future. On December 28, 2001, we accepted for cancellation and exchange, options to purchase 757,164 shares of our common stock. We granted 688,863 replacement options on July 1, 2002. Except for the exercise price and the number of shares vested on the grant date, which equaled the number of shares that would have been vested under the original option had it not been cancelled, each replacement option had the same terms and conditions as the cancelled option. For more information about the option exchange program see the compensation committee report on executive compensation starting on page 9.

        The following table sets forth information for Graham Morris, the only named executive officer who participated in the option exchange program in the 2002 fiscal year.

Name	Date	Number of Securities Underlying Options Repriced(#)	Market Price of Stock at Time of Repricing ($)	Exercise Price at Time of Repricing ($)	New Exercise Price ($)	Length of Original Term Remaining at Date of Repricing
Graham Morris	7/01/02	429,150	0.49	2.21	0.49	(1)

(1)
The original options were granted on July 17, 2000, and were due to expire on July 16, 2010.

STOCK PERFORMANCE GRAPH

        The following line graph and table compare the cumulative total shareholder return among our common stock, the Nasdaq, the JPMorgan H&Q Internet Index and the Research Data group (RDG) Internet Composite Index. We selected the RDG Internet Composite Index for the 2002 fiscal year rather than the JP Morgan H&Q Internet Index which we used in the 2001 fiscal year proxy statement because the JP Morgan H&Q Internet Index is no longer maintained. The graph and table assume a $100 investment in our common stock, the Nasdaq, Stock Market (U.S. and Foreign), the JP Morgan H&Q Internet Index and the RDG Internet Composite Index on December 31, 1997, and the reinvestment of dividends, if any.

        The comparisons shown in the table and line graph are based on historical data. The information used in the table and line graph was obtained from Research Data General, Inc., a source we believe to be reliable but we are not responsible for any errors or omissions in such information.

December 31	Tucows	Nasdaq Composite Index	JPMorgan H&Q Internet Index	RDG Internet Composite Index
1997	100.00	100.00	100.00	100.00
1998	225.00	138.48	232.80	245.99
1999	350.00	258.17	807.18	579.70
2000	35.95	156.02	310.58	337.57
2001	15.50	123.05	199.84	208.59
2002	14.50	84.67	—	137.63

CUMULATIVE OF 5 YEAR CUMULATIVE TOTAL

        AMONG TUCOWS, INC., THE NASDAQ STOCK MARKET (U.S. & FOREIGN) INDEX,
THE JP MORGAN H & Q INTERNET INDEX
AND THE RDG INTERNET COMPOSITE INDEX

Proposal No. 2
APPROVAL OF AMENDMENT TO THE AMENDED AND RESTATED
1996 EQUITY COMPENSATION PLAN

        We maintain our amended and restated 1996 equity compensation plan, which we refer to in this proxy statement as the Plan, to attract and retain qualified individuals who contribute materially to our success and provide incentives for them to promote the growth and financial success of our business. We propose to amend the Plan to increase the aggregate number of shares of common stock that may be issued under the Plan by 1,150,000, from 10,000,000 to 11,150,000. Outstanding options will not be affected by this proposed amendment.

        As of April 1, 2003, of the 10 million shares of common stock currently reserved under the Plan (prior to giving effect to this proposed amendment), 2,566,513 shares are subject to outstanding options and 6,278,282 shares are available for grant. We expect that awards covering the available shares will be granted during 2003. We believe that it is important to continue to grant awards to our officers and employees to encourage them to identify with the long-term interests of our shareholders. We estimate that as of April 1, 2003, in addition to our directors, approximately 147 employees are eligible to receive awards under the Plan.

        Our board of directors unanimously approved the amendment to the Plan, subject to shareholder approval, by unanimous written consent dated January 2003.

Description of the Plan.

        General.    The Plan was adopted on February 26, 1996. The Plan provides for grants of stock options to selected officers, including officers who are also directors, of Tucows or its subsidiaries, other employees of Tucows or its subsidiaries and independent contractors and consultants who perform valuable services to Tucows or its subsidiaries. Non-employee directors of Tucows are entitled to receive formula stock option grants under the Plan. The Plan also provides for grants of restricted stock, stock appreciation rights and performance units to participants other than non-employee directors. Upon approval of the proposed amendment to the Plan, 11,150,000 shares of common stock will be reserved for issuance under the Plan.

        Administration of the Plan.    The Plan is administered by the compensation committee of our board of directors. The compensation committee can determine the persons to whom grants may be made, the type, size and other terms and conditions of each grant, including vesting schedules and the acceleration of vesting and any other matters arising under the Plan. The members of the compensation committee are Stanley Stern, Lloyd Morrisett and Robert F. Young.

        Grants.    Grants under the Plan may consist of:

  •
  options intended to qualify as incentive stock options, or ISOs, under section 422 of the Internal Revenue Code;

  •
  non-qualified stock options that are not intended to qualify as ISOs;

  •
  restricted stock;

  •
  stock appreciation rights; or

  •
  performance units.

        Eligibility for participation.    Grants may be made to employees, including officers and directors, of Tucows or its subsidiaries and to independent contractors or consultants to Tucows or its subsidiaries. Non-employee directors are entitled only to formula grants of nonqualified stock options. During any calendar year, no participant may receive grants under the Plan for more than 250,000 shares of common stock.

        Options.    The exercise price of any ISO granted under the Plan will not be less than the fair market value of the underlying shares of common stock on the date of grant, except that the exercise price of an ISO granted to an employee who owns more than 10% of the total combined voting power of all classes of the stock of Tucows or its subsidiaries may not be less than 110% of the fair market value of the underlying shares of common stock on the date of grant. The exercise price of a non-qualified stock option may be greater than, equal to or less than the fair market value of the underlying shares of common stock on the date of grant.

        The compensation committee will determine the term of each option, except that the exercise period may not exceed ten years from the date of grant and, for an ISO granted to any employee who owns more than 10% of the total voting power of all outstanding stock of Tucows or its subsidiaries, the exercise period may not exceed five years from the date of the grant.

        A participant may pay the exercise price:

  •
  in cash;

  •
  with approval of the compensation committee, by delivering shares of common stock owned by the participant and having a fair market value on the date of exercise equal to the exercise price; or

  •
  by a combination of cash and delivery of shares of common stock.

        Non-employee directors.    We make formula grants of nonqualified stock options to our non-employee directors and members of committees of our board of directors as described below. All options granted under the formula grants are immediately exercisable, have an exercise price equal to the fair market value on the date of grant and have a five-year term.

  •
  on the date each non-employee director becomes a director, he or she is granted options to purchase 15,000 shares of our common stock;

  •
  on the date each director becomes a member of a committee of our board of directors, he or she is granted options to purchase 10,000 shares of our common stock with respect to each committee on which he or she sits;

  •
  on each date on which we hold our annual meeting of shareholders, each non-employee director in office immediately before and after the annual election of directors will receive an automatic grant of options to purchase 5,000 shares of our common stock; and

  •
  on each date on which we hold our annual meeting of shareholders, each member of a committee of our board of directors in office immediately before and after the annual election of directors will receive an automatic grant of options to purchase 5,000 shares of our common stock.

        Stock appreciation rights.    The compensation committee may grant stock appreciation rights alone or in tandem with any stock option under the Plan. The base price of the stock appreciation right will be the greater of:

  •
  the exercise price of the related stock option; or

  •
  the fair market value of a share of common stock on the date of grant.

        Upon exercise, the participant will receive the amount by which the fair market value of the common stock on the date of exercise exceeds the base price. The participant may elect to have the appreciation paid in cash or in shares of common stock, subject to committee approval. To the extent that a participant exercises a tandem stock appreciation right, the related option terminates. Similarly, on exercise of a stock option, any related stock appreciation right terminates.

        Performance units.    The compensation committee may grant performance unit awards payable in cash or shares of common stock at the end of a specified performance period under the Plan. The compensation committee will determine the length of the performance period, the maximum payment value of an award and the required performance goals. Payment will be contingent upon achieving the performance goals by the end of the performance period. The measure of a performance unit may, in the compensation committee's discretion, be equal to the fair market value of a share of common stock. The performance goals will consist of specified annual levels of one or more performance criteria determined by the compensation committee, such as:

  •
  earnings per share;

  •
  balance sheet measurements;

  •
  cash return on assets;

  •
  shareholder return; or

  •
  return on capital.

        Amendment and termination of the Plan.    Our board of directors may amend or terminate the Plan at any time, except that the board of directors may not amend the Plan without shareholder approval, to:

  •
  increase the aggregate number of shares of common stock for which grants may be made;

  •
  modify the requirements for eligibility for participation in the Plan; or

  •
  make any amendment that requires shareholder approval under section 162(m) of the Internal Revenue Code.

        The Plan will terminate on the date immediately preceding the tenth anniversary of its effective date, unless terminated earlier by the board of directors or extended by the board of directors with the approval of the shareholders.

        Adjustment provisions.    Subject to the change of control provisions discussed below, if there is a change in the number or kind of shares of Tucows common stock because of a stock dividend, recapitalization, stock split or similar transaction, the board of directors may appropriately adjust:

  •
  the number of shares of common stock and the exercise price per share subject to the unexercised portion of any outstanding options or stock appreciation rights;

  •
  the number of shares of common stock to be acquired pursuant to a grant which has not vested; and

  •
  the number of shares of common stock for which grants may be made under the Plan.

        Change of control of Tucows.    If there is a change of control of Tucows, all options, restricted stock and stock appreciation rights will become fully vested. Tucows will provide each participant with advance written notice before the change of control, if possible. Each participant will have the right, within 90 days after the notice, to exercise the options and stock appreciation rights in full. Any options not exercised on a timely basis will terminate unless they are exchanged for, or substituted with, options of the successor corporation.

        A change of control is:

  •
  a tender offer, merger or other transaction that results in any person or group, other than Tucows, any subsidiary, or any employee benefit plan of Tucows or any subsidiary, becoming the owner of more than 40% of the common stock or the combined voting power of Tucows' then outstanding securities;

  •
  a liquidation or a sale of substantially all of Tucows' assets;

  •
  the individuals constituting the board of directors or individuals nominated or elected by them cease to constitute a majority of the board of directors; or

  •
  Tucows merges or consolidates with any other corporation other than a wholly-owned subsidiary and is not the surviving corporation, or survives only as a subsidiary of another corporation.

        Section 162(m).    Under section 162(m) of the Internal Revenue Code, Tucows may be precluded from claiming a federal income tax deduction for total remuneration in excess of $1,000,000 paid to the chief executive officer or to any of the other four most highly compensated officers in any one year. Total remuneration would include amounts received upon the exercise of stock options granted under the Plan and the value of shares received when the shares of restricted stock became transferable or at any other time when income is recognized. There is an exception for performance-based compensation, including amounts received upon the exercise of stock options under a plan approved by shareholders that meets the requirements of section 162(m). The Plan is intended to allow grants of options and stock appreciation rights to be performance-based compensation. Grants of restricted stock and performance units generally will not qualify as performance-based compensation.

        Federal U.S. and Canadian income tax consequences.    The following is a general summary of the current federal U.S. and Canadian income tax treatment of options, the only grants that we have awarded under the Plan. Local and state tax authorities may also tax incentive compensation awarded under the Plan, and tax laws are subject to change. Participants are urged to consult with their personal tax advisors concerning the application of the general principles discussed below to their own situations and the application of state and local tax laws.

        Federal U.S. tax consequences.    Options granted under the Plan may be either incentive stock options that satisfy the requirements of section 422 of the Internal Revenue Code or nonqualified stock options that are not intended to meet these requirements. The federal U.S. income tax treatment for the two types of options differ.

  •
  Non-Qualified Stock Options.    There are no federal income tax consequences to a participant or to Tucows upon the grant of a non-qualified stock option under the Plan. Upon the exercise of a non-qualified stock option:

  •
  a participant will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price of a non-qualified stock option; and

  •
  Tucows generally will be entitled to a corresponding federal income tax deduction.

        Upon the sale of shares acquired by the exercise of a non-qualified stock option, a participant will have a capital gain or loss in an amount equal to the difference between the amount realized upon the sale and the participant's adjusted tax basis in the shares. The tax rate of capital gain or loss depends on the length of time the shares are held.

  •
  Incentive Stock Options.    A participant who is granted an ISO will not recognize taxable income for purposes of the regular income tax, upon either the grant or exercise of the ISO. However, for purposes of the alternative minimum tax imposed under the Internal Revenue Code, in the year in which an ISO is exercised, the amount by which the fair market value of the shares acquired upon exercise exceeds the exercise price will be treated as an item of adjustment and included in the computation of the recipient's alternative minimum taxable income. If a participant disposes of shares acquired upon exercise of an ISO after two years from the date the ISO was granted and after one year from the date the shares were transferred to him or her upon exercise of the ISO:

    •
    the participant will recognize capital gain or loss in the amount of the difference between the amount realized on the sale and the exercise price, or the participant's other tax basis in the shares; and

    •
    Tucows will not be entitled to any tax deduction because of the grant or exercise of the ISO.

        As a general rule, if a participant disposes of the shares acquired upon exercise of an ISO before satisfying both holding period requirements, which is considered a disqualifying disposition:

  •
  the participant's gain recognized on the disposition will be taxed as ordinary income based upon the difference between the fair market value of the shares on the date of exercise and the exercise price; and

  •
  Tucows will be entitled to a deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income on a disqualifying disposition will be capital gain.

        Federal Canadian tax consequences.    The concept of nonqualified options and ISOs are only applicable to U.S. participants. When a Canadian participant acquires shares on the exercise of an option, the amount, if any, by which the value of the shares at that time exceeds the amount paid to acquire the shares will be deemed to be a benefit received by the Canadian participant and will be included in computing the participant's income. The amount included in the participant's income will also be added in computing the adjusted cost base to the participant of the shares acquired on the exercise of the option, and, generally averaged with the adjusted cost base of other shares of common stock of Tucows held as capital property.

        Canadian participants will be entitled to deduct one half of the amount included in the participant's income in computing his or her taxable income provided the shares qualify as prescribed shares for purposes of the Income Tax Act (Canada) at the time of their issue and the exercise price for the shares acquired on exercise of the option is not less than the fair market value of the shares on the date of grant. In general terms, a prescribed share is an ordinary common share where neither Tucows nor certain persons related to Tucows has a right or obligation to redeem, acquire or cancel the share and there is no reasonable expectation that Tucows will redeem or acquire the share within two years of its issue.

        In general, a disposition of shares by a Canadian participant who holds the shares as capital property will give rise to a capital gain or capital loss as follows:

  •
  to the extent that the proceeds of disposition, net of any reasonable costs of disposition, exceed the adjusted cost base of the shares to the Canadian participant, the participant will have a capital gain; and

  •
  to the extent that the proceeds of disposition, net of any reasonable costs of disposition, are exceeded by the adjusted cost base of the shares to the Canadian participant, the participant will have a capital loss.

        Generally, one half of any capital gain will be included in computing the Canadian participant's income for the year of disposition, and the participant may normally deduct one half of any capital loss for the year of disposition or preceding or future years to the extent of taxable capital gains.

        New Plan benefits.    Because grants are made by the compensation committee of the board of directors to those persons whom the committee determines in its discretion should receive grants, the benefits and amounts that may be received in the future by persons eligible to participate in the Plan are not determinable now, except for future formula grants to be awarded to non-employee directors.

Equity compensation plan information.

        The following table depicts information regarding our use of shareholder-approved and non-shareholder approved stock plans as of December 31, 2002.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options (a)	Weighted-Average Exercise Price of Outstanding Options (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation plans approved by security holders	7,660,258	$1.12	1,164,538	(1)
Equity Compensation plans not approved by security holders	—	—	—
Total:	7,660,258	$1.12	1,164,538	(1)

(1)
Does not include 1,150,000 shares of common stock that will become available for issuance if the shareholders approve the proposal to amend our amended and restated 1996 equity compensation plan.

        The Board of Directors unanimously recommends a vote FOR approval of amendment to the amended and restated 1996 equity compensation plan.

Proposal No. 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Change of accountants.

        Before the Merger, PricewaterhouseCoopers LLP served as our independent auditors and KPMG LLP served as Tucows Delaware's independent auditors. Because, on completion of the merger, the former stockholders of Tucows Delaware acquired approximately 80% of our company and the former officers of Tucows Delaware took over the operations of the combined company, our board of directors determined it to be in the best interests of the combined company to continue Tucows Delaware's relationship with KPMG LLP. Accordingly, on August 29, 2001, our board of directors determined that, effective as of that date, KPMG LLP would serve as our independent auditors. By that action, our board of directors dismissed PricewaterhouseCoopers LLP.

        The reports of PricewaterhouseCoopers LLP on our financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

        There have been no disagreements with PricewaterhouseCoopers LLP as to any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure in connection with the audits of Infonautics financial statements for the fiscal years ended December 31, 2000 and 1999 or for the subsequent interim period through August 29, 2001, which disagreements, if not resolved to its satisfaction, would have caused PricewaterhouseCoopers LLP to make reference to the disagreements in its reports on the financial statements for such years.

        If a company's independent auditors have been dismissed, resigned or refused to stand for reelection, the SEC rules also require the company to disclose whether the accountant has advised the company of certain matters relating to the audit or the financial statements. These matters are referred to as reportable events in the SEC rules. During the fiscal years ended December 31, 2000 and 1999 and through August 29, 2001, there were no reportable events.

        During the fiscal years ended December 31, 2000 and 1999 and through August 29, 2001, Infonautics did not consult with KPMG LLP regarding the application of accounting principles to a specified transaction or the type of audit opinion that may be rendered on its financial statements, nor did it consult with KPMG LLP as to any matter that was the subject of a disagreement with PricewaterhouseCoopers LLP as described above or a reportable event.

        As required by the rules of the SEC, we filed a current report on Form 8-K on September 6, 2001, to report the change in our accountants. We also provided PricewaterhouseCoopers LLP a copy of our disclosure describing the change of accountants in the current report on Form 8-K. As also required by the rules of the SEC, we requested PricewaterhouseCoopers LLP to furnish to us a letter addressed to the SEC indicating whether or not it agreed with the statements made by us in the Form 8-K. PricewaterhouseCoopers LLP provided such a letter and in the letter indicated that it agreed with our statements concerning PricewaterhouseCoopers LLP in the Form 8-K. The letter was filed as an exhibit to the Form 8-K.

Ratification of appointment.

        Our board of directors has appointed KPMG LLP as the independent auditors of the company and our subsidiaries for the year ending December 31, 2003. Although shareholder approval is not required, the board of directors desires to obtain shareholder ratification of this appointment. If the appointment is not ratified at the annual meeting, the board of directors will review its future selection of auditors. A representative of KPMG LLP is expected to be present at the annual meeting and will have the opportunity to make a statement, if he or she desires to do so, and to respond to appropriate questions.

        The Board of Directors unanimously recommends a vote FOR ratification of the appointment of KPMG LLP as our independent auditors.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and persons who own more than ten percent of a registered class of our equity securities to file with the SEC reports of ownership and reports of changes in ownership of our common stock and our other equity securities. These persons are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file. We believe that, under the SEC's rules, all required reports for the 2002 fiscal year have been timely filed.

OTHER MATTERS TO BE DECIDED AT THE ANNUAL MEETING

        All of the matters we knew about as of April 29, 2003, to be brought before the annual meeting are described in this proxy statement. If any matters properly come before the annual meeting that are not specifically set forth on your proxy and in this proxy statement, the persons appointed to vote the proxies will vote on such matters in accordance with their best judgment.

ADDITIONAL INFORMATION

Shareholder proposals for the 2004 annual meeting.

        If you would like to submit a proposal for inclusion in the proxy materials for our annual meeting of shareholders in 2004 you may do so by following the procedures prescribed in SEC Rule 14a-8 under the Securities and Exchange Act of 1934. To be eligible for inclusion, shareholder proposals must be received by the secretary, Tucows Inc., 96 Mowat Avenue, Toronto, Ontario M6K 3M1, Canada, at any time before January 2, 2004.

Cost of proxy solicitation.

        We will pay the expenses of the preparation of the proxy materials and the solicitation by the board of directors of your proxy. We will make solicitations primarily by mail or by facsimile, but our regular employees may solicit proxies personally or by telephone. We will ask brokerage houses and other nominees, custodians and fiduciaries to forward proxy soliciting material and our annual report on Form 10-K to the beneficial owners of the shares of our common stock held of record by them, and we will reimburse these record holders for their reasonable out-of-pocket expenses incurred in doing so. We may also elect to retain professional solicitors to assist in the solicitation of proxies. Any professional solicitors will be paid by us.

By Order of the Board of Directors,

Brenda Lazare General Counsel and Secretary

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS—JUNE 3, 2003

This Proxy is Solicited by the Board of Directors of Tucows Inc.

This Proxy is Solicited by the Board of Directors of Tucows Inc. for the Annual Meeting of Shareholders to be held on June 3, 2003, at Le Royal Meridien King Edward Hotel, 37 King Street East, Toronto, Ontario, Canada.

The undersigned having duly received notice of the annual meeting and the proxy statement therefor, and revoking all prior proxies, hereby appoints Elliot Noss and Michael Cooperman, and each of them, proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all common shares held of record by the undersigned in Tucows Inc., upon all subjects that may properly come before the annual meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on this card. The shares represented by this proxy will be voted as directed by the undersigned. If no directions are given, the proxies will be voted in accord with the Directors' recommendations on the subjects listed on this card and at their discretion on any other matter that may properly come before the annual meeting or any adjournment thereof.

If you do not sign and return a proxy, or attend the annual meeting and vote by ballot, your shares cannot be voted, nor your instructions followed.

Proposal 1:	Election of the following nominees as Directors: Stanley Stern, Elliot Noss, Erez
Gissin, Robert F. Young, Alan Lipton and Lloyd N. Morrisett
Authority withheld for the following only: (Please strike through name above)
The Board of Directors unanimously recommends a vote "FOR" each of the nominees.
FOR	☐		AUTHORITY WITHHELD FOR ALL NOMINEES		☐
Proposal 2:	Approval of the Amendment to the Amended and Restated 1996 Equity Compensation Plan to increase the number of shares of common stock reserved for issuance
FOR	☐	AGAINST	☐	ABSTAIN	☐
Proposal 3:	Ratification of KPMG LLP as Auditors
The Board of Directors unanimously recommends a vote "FOR" ratification.
FOR	☐	AGAINST	☐	ABSTAIN	☐

In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the annual meeting.

Attendance of the undersigned at the annual meeting or at any adjournment thereof, will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate at such meeting the intention of the undersigned to revoke said proxy in person. If the undersigned hold(s) any of the shares of Tucows Inc. in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity, as well as individually.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE. Please sign exactly as name or names appear on this proxy. If stock is held jointly, each holder should sign. If signing as attorney, trustee, executor, administrator, custodian, guardian or corporate officer, please give full title.
DATE		, 2003

SIGNATURE

SIGNATURE
Votes must be indicated (X) in Black

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TABLE OF CONTENTS
VOTING INFORMATION
BENEFICIAL OWNERSHIP OF COMMON STOCK
PROPOSAL NO. 1 ELECTION OF DIRECTORS
BOARD OF DIRECTORS MEETINGS AND COMMITTEES
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
DIRECTOR COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
AUDIT COMMITTEE REPORT
DISCLOSURE OF AUDITOR FEES
EXECUTIVE COMPENSATION
STOCK PERFORMANCE GRAPH
Proposal No. 2 APPROVAL OF AMENDMENT TO THE AMENDED AND RESTATED 1996 EQUITY COMPENSATION PLAN
Proposal No. 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS TO BE DECIDED AT THE ANNUAL MEETING
ADDITIONAL INFORMATION
This Proxy is Solicited by the Board of Directors of Tucows Inc.